Exhibit L

                          Chile Energy Holdings L.L.C.
                               Statement of Income
                   For the Twelve Months Ended March 31, 2000
                                   (Unaudited)
                                    ($000's)


       Dividend Income                                            $ 68

       Expenses                                                   (159)

       Other Income (Deductions)                                   200
                                                                -------

       Net Income Before Tax                                       109

       Income Tax Expense                                           (1)

       Net Income                                                $ 110
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